Exhibit 99.1

J&J SNACK FOODS’ FISCAL 2023 FOURTH QUARTER REVENUE INCREASES 10.8% TO A QUARTERLY RECORD OF $443.9M

-Full Year Fiscal 2023 Revenue Grows 12.9%-

Mount Laurel, NJ, November 15, 2023 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the fourth quarter and full year ended September 30, 2023.

	Fourth Quarter		Full-Year
	Actuals	% v. LY	Actuals	% v. LY
Net Sales	$443.9M	10.8%	$1,558.8M	12.9%
Operating Income	$41.7M	93.0%	$109.5M	77.2%
Net Earnings	$30.4M	75.7%	$78.9M	67.1%
Earnings per Diluted Share	$1.57	74.4%	$4.08	65.9%

Adjusted EBITDA	$62.2M	55.2%	$181.6M	46.3%
Adjusted Earnings per Diluted Share	$1.73	64.8%	$4.50	63.0%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods President and CEO, commented, “J&J Snack Foods ended fiscal 2023 on a strong note, including record sales and profitability for both the fourth quarter and full year. We achieved these results through the dedicated efforts of our J&J employees across the business, as well as the positive impact of various operational and strategic initiatives we have undertaken over the past two years. Fiscal fourth quarter net sales increased to a record $443.9 million, driven by Food Services sales growth of 5.3%, Retail segment sales growth of 21.2% and Frozen Beverages sales growth of 20.6%. In addition, our work to improve profit margins continues to gain momentum led by a 32.8% gross margin in the quarter and lower distribution expenses. Operating income and adjusted EBITDA increased 93.0% and 55.2%, respectively, for the fourth quarter and 77.2% and 46.3%, respectively for fiscal 2023.

“Diving deeper into our sales performance, we are seeing marked success across our core brands, as pretzels, churros and frozen novelties continue to post healthy growth on the back of our initiatives to onboard new customers, bring new products to market and improve the effectiveness of our brand marketing. I am particularly pleased with Dippin’ Dots performance in its first full year as a part of J&J’s portfolio. Dippin’ Dots achieved its highest sales and profitability in its history, growing over 13% and 80% for the fiscal year, respectively, on the back of our success in driving synergies, penetrating new sales channels, and leveraging new products. Our Retail segment delivered a strong fourth quarter, growing 21.2% driven by new placement of SuperPretzel Bavarian sticks, pretzel dogs and pretzel bites, along with our launch of Hola! Churros into retail. Our Frozen Novelty business also continues to grow led by Luigi’s, Dogsters and Icee sticks. In addition, our Frozen Beverage segment delivered record fourth quarter and full year sales and profitability, as sales grew 20.6% in the quarter and 16.6% for the year. This was led by double digit growth of beverage gallons for both the quarter and year as our major sales channels including theaters, convenience, amusement, mass merchandisers and restaurants, continued to show healthy demand.

“In addition, we continue to successfully execute our operational initiatives focused on continuous improvement, production expansion and supply chain efficiencies across the business. We now have two regional distribution centers in operation, with a third scheduled to open in early calendar 2024. In addition, we have completed the implementation of six new production lines creating additional production capacity in core product categories such as pretzels, churros, and frozen novelties. Together, these initiatives are improving how we operate, creating cost efficiencies and positioning us for continued growth in both sales and profitability.”

“As we look ahead to fiscal 2024, our momentum remains strong, and we are aligned on a strategy that positions us well for continued success. Our focus on cross-selling is creating new product opportunities and channels, providing us the ability to further leverage our product innovation capabilities and the strength of our brands. We believe this momentum, together with improved operational efficiencies positions J&J well to deliver added value for our employees, partners, and shareholders.”

Fourth Quarter Highlights

Net sales increased 10.8% to $443.9 million in Q4 of fiscal 2023, compared to Q4 of fiscal 2022, marking the largest fourth quarter sales performance in the Company’s history. Q4 2023 includes an extra week compared to prior years quarter and contributed an estimated 6.8% to sales growth and approximately $2 million in operating profit.

Key highlights include:

●	Achieved sales growth across all three business segments.
o	Food Service sales exceeded Q4 ’22 by 5.3%.
o	Retail segment sales exceeded Q4 ’22 by 21.2%.
o	Frozen Beverage segment sales exceeded Q4 ’22 sales by 20.6%.
●	Organic sales growth was mainly driven by growth across our core brands and products, including pretzels, churros, frozen novelties and frozen beverages.
●	Sales included approximately $35.2 million in revenue from Dippin’ Dots, which we report as a part of Frozen Novelties in the Food Service segment. Dippin’ Dots sales exceeded Q4 ’22 sales by 11.7%.

Gross profit as a percentage of sales was 32.8% in Q4 ’23, comparing favorably to 28.9% in Q4 ’22, reflecting increased volume, improved product mix, aligned pricing, as well as the stabilization of inflationary pressures on the back of historic highs last year. Overall, we experienced deflation for the quarter led by flour, oils, dairy, eggs, and meats. We continue to experience double digit inflation in sugar/sweeteners.

Total operating expenses of $104.0 million represented 23.4% of sales for the quarter, favorably comparing to 23.5% in Q4 ’22.

●

Distribution costs represented 10.8% of sales in the quarter, versus 12.4% in the prior year period, largely driven by an improved inflationary environment and benefits of our strategic initiatives to improve logistics management and increase efficiency across our distribution network and supply chain.

●	Marketing and selling expenses represented 7.0% of sales, versus 6.4% in the prior year period, reflecting added promotional and marketing support on our core brands and new products launches.
●

Administrative expenses were 5.0% of sales in Q4 ’23, compared to 4.3% in Q4 ’22, with the year-over-year increase largely attributable to higher performance-based bonus payments compared to prior year and investments in capability.

Adjusted operating income was $45.8 million in the fourth quarter of fiscal 2023, compared to $25.8 million in the prior year period, with the increase driven by higher net sales, 390 bps improvement in gross margin rate and lower operating expenses as a percentage of sales. This led to net earnings in Q4 ’23 of $30.4 million, compared to $17.3 million in Q4 ’22. Our effective tax rate was 27.0% in Q4 ’23.

Fiscal 2023 Highlights

Net sales increased 12.9% to $1.56 billion for full year fiscal 2023, versus full year fiscal 2022, reflecting strong performance across all three business segments for the full year. The fiscal 2023 year includes an extra week compared to the prior year and contributed an estimated 2.0% to sales growth and approximately $2 million in operating profit.

Key highlights include:

●

Food Service sales grew 12.5% in fiscal 2023, compared to the prior year, led by frozen novelties, which benefited from the Dippin’ Dots acquisition, as well as double-digit growth in pretzels and churros. Bakery sales were relatively flat for the year.

●	Retail sales continued their strong performance growing 8.8%, and was driven by growth in frozen novelties and handhelds, slightly higher sales in biscuits offset by a small decline in pretzels sales.
●

Frozen Beverages segment sales grew 16.6%, driven by a 22.1% increase in beverage sales and a 12.9% increase in equipment sales led by strong momentum in theaters, along with continued growth in amusement parks, convenience, restaurants, and retail venues.

Gross profit as a percentage of sales improved to 30.1% for fiscal 2023, favorably comparing to 26.8% for the prior year, with the increase largely attributable to the benefit of increased top-line demand, favorable product mix, more aligned pricing and cost, and targeted margin efficiencies.

Total operating expenses increased to 23.1% of sales, compared to 22.3% for fiscal 2022 reflecting the addition of a higher expense Dippin’ Dots business for a full year compared to just a one quarter impact in fiscal 2022. Excluding this impact, operating expenses as a percentage of sales decreased 40 bps compared to the prior year.

●

Distribution cost were 11.1% of sales for the year, versus 11.6% in the prior year period, reflecting the progress we continue to make towards establishing a more efficient and effective operational structure.

●	Marketing and selling expenses were 7.1% of sales, compared to 6.6% last year, driven by more marketing dollars aligned with new product launches and promoting our core brands.
●

Administrative expenses were 4.8% of sales this year, compared to 4.0% last year, reflecting higher performance-based bonus payments compared to the prior year-period, the addition of Dippin’ Dots and investments in capability.

Fiscal 2023 operating income increased to $109.5 million, versus $61.8 million for fiscal 2022, largely as the result of the continued top-line growth, 330 bps improvement in gross margin rate, and 50 bps leverage for distribution expenses.

Fiscal 2023 net earnings increased to $78.9 million, compared to $47.2 million in fiscal 2022. Our effective tax rate was 26.6% in fiscal 2023, compared to 23.5% in the prior year.

Food Services Segment Fourth Quarter Highlights

●	Q4 ’23 food service sales exceeded Q4 ’22 by $13.5 million to $270.3 million, or an increase of 5.3%, including approximately $35.2 million in sales from the recent acquisition of Dippin’ Dots.
●

Outdoor venues, including stadiums and amusement parks, as well as schools and restaurants and strategic accounts continued to experience strong sales across all our product lines, including a 14.6% increase in pretzels, 9.7% increase in frozen novelties, an 8.1% increase in churros, and a 2.2% increase in bakery. Handhelds decreased 21.8% driven primarily by a contractual cost true-up agreement. Volume sales for core food service handhelds increased for the quarter.

●	Q4 ’23 operating income increased 175.8% to $17.5 million reflecting the top-line growth as well as the improvement in margins and added leverage across our costs.

Retail Segment Fourth Quarter Highlights

●	Q4 ’23 retail sales increased 21.2% to $64.8 million, compared to Q4 ’22.
●

Handheld sales grew by 205.5%, while biscuit sales increased 32.0% and frozen novelty sales increased 16.7%, compared to Q4 ’22. Soft pretzels sales grew by 6.7% versus the prior year period led by the expanded placement of SuperPretzel Bavarian sticks, bites, and mini dogs with several retail customers.

●

New product innovation contributed approximately $3.5 million in the quarter driven by new pretzel and frozen novelties products at major grocery retailers and growth of handhelds with a major customer.

●	Operating income increased 237.0% to $3.6 million, versus the prior year period driven by top-line growth as well as the improvement in margins and added leverage across our costs.

Frozen Beverages Segment Fourth Quarter Highlights

●	Frozen beverage segment sales were $108.7 million and beat Q4 ’22 sales by 20.6%.
●

Beverage sales grew 24.8%, or $14.2 million higher than in Q4 ’22 led by double digit volume growth and healthy consumer trends across key channels including convenience, amusement parks, mass merchants, restaurants and theaters.

●

Machine Service revenues increased 6.0%, versus the prior year period reflecting strong maintenance call volumes, while equipment sales increased 33.2% driven by strong growth from new clients and convenience customers.

●	Q4 ’23 operating income improved to record $20.6 million, compared to a Q4 ’22 operating income of $14.2 million, as strong sales drove leverage across the business.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on November 16, 2023, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at www.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses (recoveries); net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Quarter ended		Fiscal year ended
	September 30,	September 24,	September 30,	September 24,
	2023	2022	2023	2022
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Net sales	$443,863	$400,426	$1,558,829	$1,380,656
Cost of goods sold	298,119	284,583	1,088,964	1,011,014
Gross profit	145,744	115,843	469,865	369,642

Operating expenses
Marketing	31,234	25,691	110,258	91,636
Distribution	48,082	49,816	172,804	159,637
Administrative	22,375	17,377	75,425	55,189
Intangible asset impairment charges	1,678	1,010	1,678	1,010
Other general expense	672	343	182	371
Total operating expenses	104,041	94,237	360,347	307,843

Operating income	41,703	21,606	109,518	61,799

Other income (expense)
Investment income	1,024	443	2,743	980
Interest expense	(1,050)	(794)	(4,747)	(1,025)

Earnings before income taxes	41,677	21,255	107,514	61,754

Income tax expense	11,256	3,945	28,608	14,519

NET EARNINGS	$30,421	$17,310	$78,906	$47,235

Earnings per diluted share	$1.57	$0.90	$4.08	$2.46

Weighted average number of diluted shares	19,398	19,261	19,324	19,213

Earnings per basic share	$1.58	$0.90	$4.10	$2.47

Weighted average number of basic shares	19,306	19,199	19,257	19,148

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share amounts)

	September 30,	September 24,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$49,581	$35,181
Marketable securities held to maturity	-	4,011
Accounts receivable, net	198,129	208,178
Inventories	171,539	180,473
Prepaid expenses and other	10,963	16,794
Total current assets	430,212	444,637

Property, plant and equipment, at cost
Land	3,684	3,714
Buildings	45,538	34,232
Plant machinery and equipment	445,299	374,566
Marketing equipment	296,482	274,904
Transportation equipment	14,367	11,685
Office equipment	47,393	45,865
Improvements	51,319	49,331
Construction in progress	56,116	65,753
Total Property, plant and equipment, at cost	960,198	860,050
Less accumulated depreciation and amortization	574,295	524,683
Property, plant and equipment, net	385,903	335,367

Other assets
Goodwill	185,070	184,420
Other intangible assets, net	183,529	191,732
Marketable securities available for sale	-	5,708
Operating lease right-of-use assets	88,868	51,137
Other	3,654	3,965
Total other assets	461,121	436,962
Total Assets	$1,277,236	$1,216,966

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$201	$124
Accounts payable	90,758	108,146
Accrued insurance liability	15,743	15,678
Accrued liabilities	14,214	9,214
Current operating lease liabilities	16,478	13,524
Accrued compensation expense	23,341	21,700
Dividends payable	14,209	13,453
Total current liabilities	174,944	181,839

Long-term debt	27,000	55,000
Noncurrent finance lease liabilities	600	254
Noncurrent operating lease liabilities	77,631	42,660
Deferred income taxes	81,310	70,407
Other long-term liabilities	4,233	3,637

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,332,000 and 19,219,000 respectively	114,556	94,026
Accumulated other comprehensive loss	(10,166)	(13,713)
Retained Earnings	807,128	782,856
Total stockholders' equity	911,518	863,169
Total Liabilities and Stockholders' Equity	$1,277,236	$1,216,966

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Fiscal year ended
	September 30,	September 24,
	2023	2022
	(53 weeks)	(52 weeks)
Operating activities:
Net earnings	$78,906	$47,235
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	56,616	49,669
Amortization of intangibles and deferred costs	6,525	3,454
Intangible asset impairment charges	1,678	1,010
(Gains) Losses from disposals of property & equipment	(409)	220
Share-based compensation	5,318	4,269
Deferred income taxes	10,935	8,829
(Gain) Loss on marketable securities	(8)	315
Other	323	(95)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease (Increase) in accounts receivable	11,399	(32,778)
Decrease (Increase) in inventories	9,475	(49,431)
Decrease (Increase) in prepaid expenses	5,924	(9,343)
(Decrease) Increase in accounts payable and accrued liabilities	(14,403)	2,708
Net cash provided by operating activities	172,279	26,062

Investing activities:
Payments for purchases of companies, net of cash acquired	-	(221,301)
Purchases of property, plant and equipment	(104,737)	(87,291)
Proceeds from redemption and sales of marketable securities	9,716	12,026
Proceeds from disposal of property and equipment	1,781	399
Net cash (used in) investing activities	(93,240)	(296,167)

Financing activities:
Proceeds from issuance of stock	15,212	16,160
Borrowings under credit facility	114,000	125,000
Repayment of borrowings under credit facility	(142,000)	(70,000)
Payments for debt issuance costs	-	(225)
Payments on finance lease obligations	(180)	(279)
Payment of cash dividend	(53,877)	(48,437)
Net cash (used in) provided by financing activities	(66,845)	22,219

Effect of exchange rates on cash and cash equivalents	2,206	(125)

Net increase (decrease) in cash and cash equivalents	14,400	(248,011)
Cash and cash equivalents at beginning of period	35,181	283,192
Cash and cash equivalents at end of period	$49,581	$35,181

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Quarter ended		Fiscal year ended
	September 30,	September 24,	September 30,	September 24,
	2023	2022	2023	2022
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)
Sales to external customers:
Food Service
Soft pretzels	$64,330	$56,124	$235,572	$205,752
Frozen novelties	49,643	45,266	145,425	78,183
Churros	27,780	25,692	108,927	88,242
Handhelds	21,408	27,389	82,292	92,130
Bakery	96,319	94,233	378,149	381,526
Other	10,802	8,069	31,475	26,854
Total Food Service	$270,282	$256,773	$981,840	$872,687

Retail Supermarket
Soft pretzels	$19,505	$18,283	$60,272	$61,925
Frozen novelties	35,384	30,325	115,807	108,911
Biscuits	6,168	4,671	25,074	24,695
Handhelds	5,212	1,706	16,655	5,640
Coupon redemption	(1,625)	(1,486)	(2,561)	(3,713)
Other	201	(16)	181	485
Total Retail Supermarket	$64,845	$53,483	$215,428	$197,943

Frozen Beverages
Beverages	$71,319	$57,144	$224,655	$184,063
Repair and maintenance service	25,385	23,937	95,941	89,840
Machines revenue	11,116	8,344	37,933	33,601
Other	916	745	3,032	2,522
Total Frozen Beverages	$108,736	$90,170	$361,561	$310,026

Consolidated sales	$443,863	$400,426	$1,558,829	$1,380,656

Depreciation and amortization:
Food Service	$10,926	$9,371	$39,758	$29,807
Retail Supermarket	543	379	1,966	1,536
Frozen Beverages	5,308	5,306	21,417	21,780
Total depreciation and amortization	$16,777	$15,056	$63,141	$53,123

Operating Income:
Food Service	$17,472	$6,335	$49,778	$18,512
Retail Supermarket	3,609	1,071	9,375	9,487
Frozen Beverages	20,622	14,200	50,365	33,800
Total operating income	$41,703	$21,606	$109,518	$61,799

Capital expenditures:
Food Service	$20,767	$15,981	$79,388	$61,738
Retail Supermarket	-	2,447	1,824	8,885
Frozen Beverages	7,498	4,632	23,525	16,668
Total capital expenditures	$28,265	$23,060	$104,737	$87,291

Assets:
Food Service	$903,518	$893,045	$903,518	$893,045
Retail Supermarket	34,232	20,302	34,232	20,302
Frozen Beverages	339,486	303,619	339,486	303,619
Total assets	$1,277,236	$1,216,966	$1,277,236	$1,216,966

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Quarter ended		Fiscal year ended
	September 30,	September 24,	September 30,	September 24,
	2023	2022	2023	2022
	(14 weeks)	(13 weeks)	(53 weeks)	(52 weeks)

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$30,421	$17,310	$78,906	$47,235
Income Taxes	11,256	3,945	28,608	14,519
Investment Income	(1,024)	(443)	(2,743)	(980)
Interest Expense	1,050	794	4,747	1,025
Depreciation and Amortization	16,777	15,014	63,161	53,081
Share-Based Compensation	1,383	785	5,318	4,269
Merger and Acquisition Costs	-	-	-	3,088
COVID-19 Expenses (Recoveries)	-	-	-	(874)
Net (Gain) Loss on Sale or Disposal of Assets	(154)	170	(409)	220
Impairment Costs	1,678	1,010	1,678	1,010
Acquisition Related Inventory Adjustment	-	1,203	-	1,203
Strategic Business Transformation Costs (2)	768	-	1,719	-
Integration Costs	-	272	570	272
Adjusted EBITDA	$62,155	$40,060	$181,555	$124,068

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	41,703	21,606	109,518	61,799
COVID-19 Expenses (Recoveries)	-	-	-	(874)
Merger and Acquisition Costs	-	-	-	3,088
Impairment Costs	1,678	1,010	1,678	1,010
Acquisition Related Amortization Expenses	1,679	1,679	6,716	3,454
Acquisition Related Inventory Adjustment	-	1,203	-	1,203
Strategic Business Transformation Costs (2)	768	-	1,719	-
Integration Costs	-	272	570	272
Adjusted Operating Income	$45,828	$25,770	$120,201	$69,952

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$1.57	$0.90	$4.08	$2.46
COVID-19 Expenses (Recoveries)	-	-	-	(0.05)
Merger and Acquisition Costs	-	-	-	0.16
Impairment Costs	0.09	0.05	0.09	0.05
Acquisition Related Amortization Expenses	0.09	0.09	0.35	0.18
Acquisition Related Inventory Adjustment	-	0.06	-	0.06
Strategic Business Transformation Costs (2)	0.04	-	0.09	-
Integration Costs	-	0.01	0.03	0.01

Tax Effect of Non-GAAP Adjustments (1)	(0.06)	(0.06)	(0.14)	(0.11)

Adjusted Earnings per Diluted Share	$1.73	$1.05	$4.50	$2.76

(1)	Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2)	Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.